UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 25, 2012

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

50 Briar Hollow Lane, Suite 500W
Houston, Texas	77027
(Address of principal executive	(Zip Code)
offices)

(713) 621-2245

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As Nevada Gold & Casinos, Inc. (the “Company”) announced on May 29, 2012, the Company will use the proceeds from the sale of the Colorado Grande Casino, which took place on May 25, 2012, to pay down the Company’s debt. Accordingly, effective as of May 25, 2012, the Company entered into a Third Amended and Restated Promissory Note and a May 2012 Amended and Restated Security Agreement (collectively, “the “Amended Loan Documents”) with Louise H. Rogers (the “Lender”) pursuant to which the Company paid down $800,000 of the $4 million principal balance owed to the Lender. In addition, pursuant to the Amended Loan Documents, all of the principle amortization and interest proceeds to be received pursuant to a promissory note issued by the purchaser of the Colorado Grande Casino will be used to further reduce the principal balance owed to the Lender. All of the other material terms of the Amended Loan Documents remain unchanged, including the maturity date of June 30, 2015, the interest rate of 11.5% per annum, customary events of default and certain affirmative and negative covenants.

The above description of the material terms of the Amended Loan Documents is qualified in its entirety by reference to the full and complete terms contained therein, filed as exhibits to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 8.01.	Other Information

On May 31, 2012, the Company issued a press release related to paying down its debt obligations. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

10.1	Third Amended and Restated Promissory Note dated May 25, 2012 issued by Nevada Gold & Casinos, Inc. to Louise H. Rogers, as her separate property.
10.2	May 2012 Amended and Restated Security Agreement dated May 25, 2012 between Nevada Gold & Casinos, Inc. and Louise H. Rogers, as her separate property.
99.1	Press Release dated May 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: June 1, 2012	By:	/s/ James J. Kohn
James J. Kohn
Executive Vice President and CFO

INDEX TO EXHIBITS

Item	Exhibit

10.1	Third Amended and Restated Promissory Note dated May 25, 2012 issued by Nevada Gold & Casinos, Inc. to Louise H. Rogers, as her separate property.
10.2	May 2012 Amended and Restated Security Agreement dated May 25, 2012 between Nevada Gold & Casinos, Inc. and Louise H. Rogers, as her separate property.
99.1	Press Release dated May 31, 2012.